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                                                                Exhibit 10l(i)
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                           BELL ATLANTIC CORPORATION
                               BOARD OF DIRECTORS
                           HUMAN RESOURCES COMMITTEE

                                October 25, 1993

                   Senior Management Deferral of Base Salary
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          RESOLVED, that the Bell Atlantic Senior Management Incentive Award
     Deferral Plan (the "Plan") is hereby amended to allow active Senior Managers, and active Executive Managers who participate in the Executive Management Annual Bonus Plan, to voluntarily elect to defer the receipt of some or all base salary in excess of $150,000 per annum, as follows:

     1. commencing with a 1993 election for calendar year 1994, and annually for each calendar year thereafter, an eligible participant may deliver to the Plan administrator an election in writing which shall become irrevocable on December 31 of the calendar year prior to the year in which salary is to be deferred;

     2. any such election shall state the number of dollars per annum to be deferred, which shall be withheld in approximately equal installments from each regular pay, in an amount per annum not less than $1,000, in increments of $1,000, and not greater than the amount by which the annual base salary rate at the time of deferral exceeds $150,000;

     3. the amount of the deferral shall not adjust as a result of any salary modification that may occur during the ensuing year; and

     4. amounts deferred under the Plan shall be subject to the existing provisions of the Plan with respect to vesting, alternative periods of deferral, alternative forms of distribution, one-time modifications of deferral elections, 6% penalty on ad hoc withdrawals, and imputed earnings on deferral accounts (based on the better of the yield on 10-year US Treasury obligations or total return on the Corporation's common stock); and it is

          FURTHER RESOLVED, that the name of the Plan is hereby amended to be the Bell Atlantic Deferred Compensation Plan; and it is

          FURTHER RESOLVED, that the Assistant Vice President - Compensation and Benefits is hereby authorized, with the advice and assistance of counsel, to take such further action as he considers necessary or appropriate to implement these resolutions.